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                                                                   Exhibit 14(a)

INDEPENDENT AUDITORS' CONSENT


We consent to the inclusion in the Registration Statement on Form N-14 of MFS Series Trust II on behalf of MFS Emerging Growth Fund (one of the series constituting MFS Series Trust II) of our report dated January 3, 1997 appearing in the Annual Report to shareholders of MFS Emerging Growth Fund for the year ended November 30, 1996. We also consent to the reference to us under the heading "Experts" appearing in the Combined Prospectus/Proxy Statement which is included as part of such Registration Statement.


DELOITTE & TOUCHE LLP
--------------------------
Deloitte & Touche LLP

Boston, Massachusetts
March 5, 1997